INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of [ ] (this “Agreement”), is made by and between Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”), and [ ] (“Indemnitee”).
RECITALS:
A.    The Ohio Revised Code (the “ORC”) provides that, except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors.
B.    It is critically important to the Company and its shareholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Company and its affiliates.
C.    There is growing incidence of litigation against directors and officers of public companies, and recent legislative initiatives have increasingly exposed directors and officers to new and broader civil liability as well as an increased risk of criminal proceedings.
D.    In recognition of the need for corporations to be able to attract and retain capable persons to serve as directors and officers, the ORC authorizes corporations to indemnify and maintain liability insurance for their directors and officers.
E.    The ORC and the Company’s Regulations (the “Regulations”) provide for indemnification of directors and officers of the Company, and the Company currently maintains directors’ and officers’ liability insurance.
F.    The Board has evaluated the sufficiency of the ORC, the Regulations and the liability insurance as to their adequacy to protect directors and officers against the various legal risks and potential liabilities associated with their serving as directors or officers of the Company and its affiliates, and the Board has concluded that the ORC, the Regulations and liability insurance may not provide adequate protection under certain circumstances.
G.    Therefore, in order to induce existing directors and officers to continue to serve in such capacity, to induce new directors and officers to serve in such capacity and to enhance directors’ and officers’ ability to serve the Company and its affiliates in an effective manner, the Board has concluded that director and officer indemnification agreements are necessary and advisable.
H.    In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to directors and officers hereunder.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereby agree as follows:
1.Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings:
(a)“Change in Control” means the occurrence of any of the following events:
(i)All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity with the result that upon conclusion of the transaction less than 50% of the outstanding securities entitled to vote generally in the election of directors (or persons performing comparable functions) of the acquiring corporation or entity are owned, directly or indirectly, by persons who were shareholders of the Company prior to the transaction; or

(ii)There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”)) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a “Beneficial Owner”)) of securities representing 20% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that no “Change in Control” shall be deemed to have occurred solely because the Company, a Controlled Affiliate, or any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement disclosing Beneficial Ownership by it of shares of the then outstanding voting securities of the Company, whether in excess of 20% or otherwise; or
(iii)The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s shareholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or
(iv)    The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Section 1(a)(i), (ii) or (iii) and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Agreement, if the provisions of this Agreement referencing Change in Control shall thereupon become immediately operative; provided, however, if any such merger, consolidation, reorganization, sale or transfer of assets, tender offer or other transaction or event or series of transactions or events shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Indemnitee, nullify the effect thereof but without prejudice to any action that may have been taken prior to such nullification.
(b)“Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding against Indemnitee, whether civil, criminal, administrative, arbitrative, investigative or other (including by or in the right of the Company), and whether made pursuant to federal, state or other law; (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by the Company or any other person, (including any governmental entity) that Indemnitee believes in good faith might lead to the institution of any such claim, demand, action, suit or proceeding against Indemnitee; or (iii) any subpoena or any discovery request seeking information, documents or testimony from Indemnitee whether or not the Indemnitee is a party to or the subject of the underlying claim, demand, action, suit or proceeding or the subject of any such inquiry or investigation; provided, however, that a Claim shall not include any threatened, asserted, pending, or completed claim, demand, action, suit, proceeding, inquiry, or investigation that is prohibited by applicable law, regulation, or stock exchange rule (including Rule 10D-1(b)(1)(v) under the Exchange Act and Rule 5608 of The Nasdaq Stock Market).
(c)“Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.
(d)    “Constituent Documents” means the Company’s Articles of Incorporation (the “Articles”) and the Regulations.
(e)    “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(f)    “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses actually and reasonably incurred by Indemnitee in connection with (i) investigating or defending a Claim or being a witness or otherwise responding to any discovery in respect of any Claim, including on appeal and (ii) enforcing or defending the Indemnitee’s rights as provided under Section 6; provided, however, that the term “Expenses” excludes Losses and excludes fees, expenses, costs and other amounts incurred in respect to any Claim, brought by Indemnitee against the Company or any Other Enterprise or against any current or former director, officer, employee, agent, member, manager, or trustee of the Company or any Other Enterprise.
(g)    “Indemnifiable Claim” means any Claim (i) based upon, arising out of or resulting from any actual or alleged act or omission by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any Other Enterprise; or (ii) by reason of the fact that Indemnitee is a current or former director, officer, employee or agent of the Company or by reason of the fact that Indemnitee is a current or former director, officer, employee, member, manager, trustee or agent of any Other Enterprise.
(h)    “Indemnifiable Expenses” means any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim.
(i)    “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.
(j)    “Independent Counsel” means a nationally or regionally recognized law firm that has expertise in matters of corporation law and that is not currently representing, and had not represented in the past five years (i) the Company (or, if applicable in connection with an Indemnifiable Claim, an Other Enterprise) or Indemnitee in any matter material to either such party, or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder; provided, however, that “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have an actual or potential conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(k)    “Losses” means any and all damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing, but excluding Expenses.
(l)    “Other Enterprise” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent. Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of an Other Enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee or agent of such Other Enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, or (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.
(m)    “Standard of Conduct” means that the acts or omissions of Indemnitee were not undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company.
2.Indemnification Obligation.
(a)    Subject to the terms of this Agreement, the Company shall indemnify Indemnitee against any and all Indemnifiable Losses and Indemnifiable Expenses which Indemnitee becomes obligated to pay.
(b)    Notwithstanding anything to the contrary, the Company shall have no obligation to pay any amount under Section 2(a) of this Agreement or to otherwise indemnify the Indemnitee (and any such amounts shall be deemed to not be Indemnifiable Losses or Indemnifiable Expenses), to the extent:

(i)    attributable to the acts or omissions of Indemnitee which were undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company;
(ii)    that payment thereof by the Company is prohibited by applicable law regulation, or stock exchange rule (including Rule 10D-1(b)(1)(v) under the Exchange Act and Rule 5608 of The Nasdaq Stock Market), is otherwise unlawful or violates applicable public policy of the State of Ohio, including (A) Losses attributable to a fine or similar government imposition which the Company is prohibited by applicable law from paying and (B) Losses arising from a Claim made under ORC Section 1701.95; or
(iii)    attributable to Claims which are not Indemnifiable Claims, including, for avoidance of doubt and without limitation, amounts attributable to the Indemnitee gaining in fact a personal gain, profit or advantage as to which he or she was not entitled, including (A) from the purchase and sale by the Indemnitee of equity securities of the Company which are recoverable by the Company pursuant to Section 16(b) of the Exchange Act and (B) arising from transactions in publicly traded securities of the Company which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.
(c)    The applicability of Section 2(b)(i), (ii) or (iii) shall be determined under Section 4 and, pending such determination, nothing in this Section 2(b) shall eliminate or diminish Company's obligations under Section 3 or Section 6 to advance Expenses for attorneys' fees and other costs under Section 3 or Section 6.
3.Advancement of Indemnifiable Expenses.
(a)Subject to the terms of this Agreement, Indemnitee shall have the right to payment, advancement, and/or reimbursement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Indemnifiable Expenses; provided, however, that Indemnitee shall have no such right to the extent that such payment, advancement, and/or reimbursement by the Company is prohibited by applicable law, regulation, or stock exchange rule (including Rule 10D-1(b)(1)(v) under the Exchange Act and Rule 5608 of The Nasdaq Stock Market) and any such amounts shall be deemed to not be Indemnifiable Expenses. Without limiting the generality or effect of the foregoing, within 10 business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Indemnifiable Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Indemnifiable Expenses, or (c) reimburse Indemnitee for such Indemnifiable Expenses.
(b)For purposes of obtaining payments of Indemnifiable Expenses in advance of final disposition, the Indemnitee shall submit to the Company an undertaking for advancement of Indemnifiable Expenses substantially in the form of Exhibit A attached hereto subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein. Such undertaking need not be secured and the Company must accept the undertaking without reference to Indemnitee’s ability to repay the Indemnifiable Expenses.
(c)Upon the request of the Company, Indemnitee shall provide the Company with reasonable documentation evidencing Indemnifiable Expenses which were or reasonably likely to be paid or incurred by Indemnitee.
(d)Indemnitee shall repay, without interest, to the Company, any Indemnifiable Expenses previously paid by the Company to the extent:
(i)    incurred in respect of acts or omissions of Indemnitee which were undertaken with deliberate intent to harm the Company or with reckless disregard for the best interests of the Company;
(ii)    incurred in respect of any Claim determined not to be an Indemnifiable Claim, including, Claims for amounts attributable to the Indemnitee gaining in fact a personal gain, profit or advantage to which he or she was not entitled, such as violations of Section 16(b) or Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder; provided that if there are multiple Claims, only some of which are determined not to be Indemnifiable Claims, then the amount to be repaid shall be the amount of incremental Expenses attributable solely to defending the Claim or Claims determined not to be Indemnifiable Claims; or
(iii)    payment of which by the Company is prohibited by law or otherwise unlawful or violates applicable public policy of the State of Ohio.
(e)    It is the intent of this Agreement that the term Indemnifiable Claim be broadly interpreted to favor advances of Indemnifiable Expenses to Indemnitee, except in cases in which there is available at the time advancement of Indemnifiable Expenses is sought clear and convincing factual evidence and/or established applicable law which precludes any good faith basis for indemnification. In all other cases the applicability of Section 3(d)(i), (ii) or (iii) shall be determined under Section 4 and, pending such determination, Indemnifiable Expenses shall be advanced subject to the provisions of this Section 3. No such advancement shall prejudice the right of the Company to recover such Indemnifiable Expenses if it is later determined as provided in this Agreement that Indemnitee is obligated to repay such Indemnifiable Expenses.
4.Determination of Right to Indemnification.
(a)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or in defense of any claims, issues or matters that are part of an Indemnifiable Claim, Indemnitee shall be indemnified against all Losses and Indemnifiable Expenses relating to, arising out of or resulting from such Indemnifiable Claim or any such claims, issues or matters in accordance with Section 2, and no Indemnification Determination (as defined in Section 4(b)) shall be required. For purposes of this Section 4(a) and without limitation, the termination of any Indemnifiable Claim or any such claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a success on the merits.
(b)To the extent that the provisions of Section 4(a) are inapplicable to an Indemnifiable Claim (or of any part thereof) that has been finally disposed of, Indemnitee shall be entitled to indemnification against Indemnifiable Losses and Indemnifiable Expenses unless and to the extent that:
(i)a court of competent jurisdiction has made a finding in a final unappealable judgment as to the acts or omissions of Indemnitee which, when applied under Section 2(b)(i), (ii) or (iii), and/or Section 3(d)(i), (ii) or (iii), would result in a denial of indemnification; or
(ii)to the extent Section 4(b)(i) does not apply, it is determined pursuant to Section 4(c) below (an "Indemnification Determination") that a Loss and/or Expense is not indemnifiable pursuant to the application of Section 2(b)(i), (ii) or (iii) and/or Section 3(d)(i), (ii) or (iii).
(c)An Indemnification Determination shall be made as provided for in this Section 4(c) and Sections 4(d), (e), (f), (g), (h) and (i):
(i)if a Change in Control has not occurred, or if a Change in Control has occurred but Indemnitee requests that the Indemnification Determination be made be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, (B) if the Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors, or (C) if a majority of Disinterested Directors is not available or if a majority so directs, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and
(ii)if a Change in Control has occurred and Indemnitee has not requested that the Indemnification Determination be made pursuant to clause (i), by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.
Indemnitee will cooperate with the person or persons selected pursuant to section 4(c) to make such Indemnification Determination (such person or persons, the "Reviewer"), including providing to the Reviewer, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall reimburse Indemnitee and, if requested by Indemnitee, shall advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the Reviewer. The Reviewer shall make the Indemnification Determination reasonably and in good faith consistent with the terms of this Agreement.
(d)The Company shall use its reasonable best efforts to cause any Indemnification Determination required under Section 4(c) to be made as promptly as practicable. If (i) the Reviewer has not made a determination within 60 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim and (B) the final selection of an Independent Counsel (if such determination is to be made by Independent Counsel) and (ii) Indemnitee shall have fulfilled his/her obligations to provide information to and cooperate with the Reviewer pursuant to Section 4(c), then Indemnitee shall be deemed to be entitled to indemnification in respect of the Loss or Expense at issue.
(e)If (i) Indemnitee shall be entitled to indemnification pursuant to Section 4(a), or (ii) Indemnitee has been determined or deemed pursuant to Section 4(b), 4(c) or 4(d) to be entitled to indemnification, then the Company shall pay to Indemnitee, within five business days of the last to occur of preceding clauses (i) and (ii), an amount equal to the unpaid amount of Indemnifiable Losses and Indemnifiable Expenses indemnified hereunder.
(f)If an Indemnification Determination is to be made by Independent Counsel pursuant to Section 4(c)(i), the Independent Counsel shall be selected by the Company, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If an Indemnification Determination is to be made by Independent Counsel pursuant to Section 4(c)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(j), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to any such subsequent selection. If no Independent Counsel that is permitted under the foregoing provisions of this Section 4(f) to make the Indemnification Determination shall have been selected within [30] days after the Company gives its initial notice pursuant to the first sentence of this Section 4(f) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 4(f), as the case may be, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel by the Court. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 4(c).
(g)In making any Indemnification Determination, the Reviewer shall presume that Indemnitee is entitled to indemnification, and the Company may overcome such presumption only by its producing clear and convincing evidence to the contrary. Without limiting the generality of the foregoing, for purposes of this Agreement, it shall be presumed that: (i) Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; (ii) with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful; and (iii) each Loss and Expense for which indemnification is claimed was actually and reasonably incurred by Indemnitee. The termination of any Indemnifiable Claim against Indemnitee by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee is not entitled to indemnification, that indemnification hereunder is otherwise not permitted or otherwise adversely affect the right of the Indemnitee to indemnification. In addition, in making any Indemnification Determination, Indemnitee shall be deemed to have satisfied the Standard of Conduct if Indemnitee’s act or omission is based on Indemnitee’s reliance on information, opinions, reports or statements, including financial statements and other financial data, that were prepared or presented by (i) one or more directors, officers, or employees of the Company who the Indemnitee reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the Indemnitee reasonably believes are within the person's professional or expert competence; or (iii) a committee of the Board upon which the Indemnitee does not serve, duly established in accordance with a provision of the Company’s Constituent Documents, as to matters within its designated authority, which committee the Indemnitee reasonably believes to merit confidence. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
(h)Any Indemnification Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Common Pleas of Franklin County, Ohio, and any such judicial proceeding shall be a de novo review on the merits.
(i)Any Indemnification Determination favorable to Indemnitee finding that Indemnitee is entitled to indemnification shall be binding on the Company and shall not be challenged by the Company except to the extent that the Company has determined that any such indemnification is prohibited by law or is otherwise unlawful.
(j)If the Indemnitee is entitled to indemnity by the Company for some or a portion of Losses or Expenses incurred by him or her, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Losses or Expenses to which the Indemnitee is entitled.
5.    Notices; Defense of Claims.
(a)    To obtain indemnification under this Agreement in respect of an Indemnifiable Claim, Indemnitee shall submit to the Company a written request, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim shall not relieve the Company from any liability hereunder unless, the Company did not otherwise learn of such Indemnifiable Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.
(b)    The Company shall be entitled to assume the defense of any Indemnifiable Claim, and at the request of Indemnitee the Company shall assume the defense of any Indemnifiable Claim, with, in either case, counsel reasonably satisfactory to the Indemnitee; provided that the Company shall not have the right or obligation to assume the defense of any claim brought by or in the right of the Company; and provided further that if Indemnitee or the Company determines, in good faith, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then the Company shall not have the right, nor the obligation, to assume the defense of such Indemnifiable Claim and Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any Indemnifiable Claim) at the Company’s expense. With respect to any Indemnifiable Claim the defense of which has been assumed by the Company: (i) the Company shall conduct the defense and/or settlement thereof diligently and in good faith, (ii) the Company shall keep Indemnitee reasonably informed regarding the status of such defense and any settlement, (iii) Indemnitee shall reasonably cooperate with the Company in the defense of or otherwise responding to any Indemnifiable Claim, and (iv) Indemnitee may participate (at his or her own expense) in such defense.
(c)    The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are or could be the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold or delay its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that provides for other than solely the payment of money or does not provide such complete and unconditional release of Indemnitee.
(d)    This Section 5 is subject to the requirements of any applicable policy of liability insurance which gives the insurer the right to approve or consent to counsel.
6.    Enforcement by Indemnitee.
(a)    It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if: (i) Indemnitee determines in good faith that the Company has failed to comply with any of its obligations under this Agreement (ii) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding which may result in the denial to, or the recovery from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder; or (iii) Indemnitee takes legal action to enforce any Indemnitee rights under any directors’ and officers’ liability insurance policies maintained by the Company, then the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement, defense or action.
(b)    The Company shall, if requested by Indemnitee, reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses reasonably paid or incurred by Indemnitee in connection with any claim, defense or action by Indemnitee in respect of Section 6(a)(i), (ii) or (iii). For purposes of obtaining payments of Expenses in advance of final disposition, the Indemnitee shall submit to the Company a sworn undertaking substantially in the form of Exhibit A attached hereto. Such undertaking to repay Expenses need not be secured and the Company must accept the undertaking without reference to Indemnitee’s ability to repay the Expenses.
(c)    Indemnitee shall repay to the Company all Expenses paid to or on behalf of Indemnitee under this Section 6 if it is determined by a court of competent jurisdiction in a final nonappealable judgment that the material claims or defenses asserted by Indemnitee pursuant to Section 6(a) were made in bad faith or were frivolous.
7.    Liability Insurance. The Company in its discretion may cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and officers of the Company. Upon request, the Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Indemnitee shall continue to be entitled to the indemnification rights provided under this Agreement regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company or the extent or amount of any such coverage.
8.    Non-Exclusivity; No Duplication.

(a)    The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the ORC, the Constituent Documents, any policy of insurance or under any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that any change or interpretation is made to any applicable law which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder, and (ii) if there is any change in any applicable law which narrows the right of the Company to indemnify Indemnitee, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.
(b)    The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses or Indemnifiable Expenses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any Other Indemnity Provisions or otherwise (including from any Other Enterprise) in respect of such Indemnifiable Losses or Indemnifiable Expenses otherwise indemnifiable hereunder. Indemnitee shall repay any Expenses actually advanced to Indemnitee that, at the final disposition of the matter to which the advance related, were in excess of Expenses actually paid by Indemnitee in respect of such matter.
9.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee shall execute all papers reasonably required to evidence such rights in the Company and shall otherwise reasonably cooperate with the Company in pursuing such subrogated rights subject to the Company reimbursing or advancing all of Indemnitee’s reasonable expenses in connection therewith.
10.    Successors and Binding Agreement.
(a)    This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring, directly or indirectly, all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement). Without limiting the preceding sentence, the Company shall require any successor or successors (whether direct or indirect, by asset purchase, merger, consolidation, reorganization or otherwise), by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. No such assumption by any successor shall release the Company from any liability or obligation hereunder.
(b)    This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 10(a). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 10(b), the Company shall have no liability to pay any amount so attempted to be assigned or transferred. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs and successors.
(c)    This Agreement constitutes the entire agreement and understanding of the Company and Indemnitee in respect of its subject matter and supersedes all prior understandings, agreements and representations by or among the Company and Indemnitee, written or oral, to the extent they relate to the subject matter hereof. All obligations of the Company contained in this Agreement shall apply retroactively beginning to the date the Indemnitee commenced serving in a capacity or having a status referenced in the definition of "Indemnifiable Claim" and shall continue during the period that the Indemnitee remains in such capacity or status and for so long thereafter as the Indemnitee may be subject to any possible new, threatened, pending or completed Indemnifiable Claim.
11.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when (a) hand delivered or dispatched by facsimile or electronic transmission, including by electronic mail (with receipt thereof orally confirmed), or (b) five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or (c) one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company at its headquarters (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.
12.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.
13.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.
14.    Amendments and Waivers. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
15.    Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” or “Exhibit” refer to the specified Article, Section or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.
16.    Counterparts. This Agreement may be executed in one or more counterparts and by facsimile and electronic transmission (including by .pdf), each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.
17.    Specific Performance. Each of the Company and Indemnitee acknowledges and agrees that the other would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity.
18.     Termination. This Agreement may be terminated by either party upon not less than 60 days’ prior written notice delivered to the other party; provided, however, that any such termination shall in no way affect, limit or diminish the obligations of the Company hereunder with respect to Indemnitee’s service to the Company or any Subsidiary or Other Enterprise prior to the date of such termination. Any termination by the Company may only be made pursuant to a majority vote of the board of directors.

[The remainder of page is intentionally blank; signatures follow]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

Diamond Hill Investment Group, Inc.

By:
                                [Name]
                                [Title]

Indemnitee

By:    ___________________________
                                [Name]
[Address]
[Address]

EXHIBIT A
    UNDERTAKING
STATE OF             )
                )    SS
COUNTY OF             )
I, _________________________________, being first duly sworn, do depose and say as follows:
1.This Undertaking is submitted pursuant to the Indemnification Agreement, dated ____________, 20__, between Diamond Hill Investment Group, Inc., an Ohio corporation (the “Company”) and the undersigned.
2.    [I have determined that an Indemnifiable Claim has been made against me]/or/[I am enforcing or defending my rights under the Indemnification Agreement pursuant to Section 6(a)(i)(ii) or (iii)].
3.    I am requesting payment of Expenses that I have reasonably incurred or will reasonably incur in [defending or responding to an Indemnifiable Claim as defined in the Indemnification Agreement]/[in pursuing a Claim under Section 6 of the Indemnification Agreement]
4.    The Expenses for which payment is requested are, in general, all expenses related to
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________.
5.    I hereby undertake to repay all amounts paid pursuant hereto if and to the extent it is determined that I am not entitled under the Indemnification Agreement to have the Company pay such amount.
                        __________________________________________
                        [Signature of Indemnitee]
Subscribed and sworn to before me, a Notary Public in and for said County and State, this _____ day of _________, 20__.
[Seal]
My commission expires the ____ day of ___________, 20__.